Exhibit 10.5(b)

INSTRUMENT AMENDING

LYONDELL CHEMICAL COMPANY

EXECUTIVE DEFERRAL PLAN

LYONDELL CHEMICAL COMPANY hereby amends the Lyondell Chemical Company Executive Deferral Plan, effective January 1, 2005, to read as follows:

ARTICLE I, GENERAL PROVISIONS, Section 1.1, “Purpose and Intent,” is amended to read as follows:

Section 1.1 Purpose and Intent of Plan.

This Plan is intended to provide the opportunity for eligible Employees to accumulate supplemental funds through the deferral of portions of their regular salary, Awards and Executive Supplementary Savings Plan benefits for retirement or special needs prior to retirement. This Plan applies to deferrals made through December 31, 2004 and earnings thereon and no further deferrals shall be included in this Plan.

This Plan is an amendment and restatement of the deferral provisions of the Lyondell Chemical Company Executive Deferral Plan and Lyondell Chemical Company Senior Manager Deferral Plan.

ARTICLE III, DEFERRED COMPENSATION ACCOUNTS, Section 3.3, “Interest Rate”, is amended to read as follows:

Section 3.3 Interest Rate.

A Participant’s Account shall be credited with interest based on the rate specified below. Interest shall be credited monthly on the balance of the Account on each Valuation Date beginning on the date when deferred amounts are credited to the Account.

A Participant’s Account will be credited with interest monthly during each Plan Year before the full distribution of the Participant’s Account at the Interest Rate previously announced by the Company to apply during the Plan Year. Prior to January 1, 2006, the monthly interest rate shall be based on the previous monthly average of the Salomon Brothers Corporate BB Bond Yield. Effective January 1, 2006, the monthly Interest Rate during the Plan Year shall be based on the previous monthly average of the closing yield to maturity, as reported by Bloomberg, of Lyondell Chemical Company’s most junior publicly traded debt on December 1 of the prior Plan Year. If this debt is retired during the Plan Year, the monthly interest rate shall be based on the previous monthly average of the then longest maturity for the Company’s most junior publicly traded debt.

IN WITNESS WHEREOF, LYONDELL CHEMICAL COMPANY, acting by and through its duly authorized officer, has caused this Instrument to be executed on this 28th day of November, 2005.

ATTEST:		LYONDELL CHEMICAL COMPANY

By:	/s/ JoAnn L. Beck	By:	/s/ Dan F. Smith
	Assistant Secretary		Dan F. Smith
President and Chief Executive Officer

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